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                AMENDMENT NO. 1 TO AGREEMENT CONCERNING TRANSFER

                                OF CERTAIN ASSETS

     Costco Companies, Inc., formerly known as Price/Costco, Inc. ("Costco"), Price Enterprises, Inc ("PEI"), The Price Company ("TPC"), Price Costco International, Inc. ("PCII"), Costco Wholesale Corporation ("CWC"), Price Global Trading, L.L.C. ("Price Global"), PGT, Inc. ("PGT"), Price Quest, L.L.C. ("Price Quest") and PQI, Inc. ("PQI") hereby amend their Agreement Concerning Transfer of Certain Assets dated November 21, 1996 (the "Transfer Agreement"), as follows:

The references in paragraph 3.6(f) and 3.6(h) of the Transfer Agreement to the "Price Costco", "Price Costco Auto Program", and "Price Costco Travel Program" marks or names are hereby amended to refer, respectively, to the "Costco", "Costco Auto Program", and "Costco Travel" marks and names.

All obligations of PEI and its Downstream Affiliates under paragraph 3.6(l) of the Transfer Agreement with respect to Internet domain names shall apply also to Internet domain names containing (a) the term "Costcoauto", or (b) the word "Costco" either alone or as part of any other term.

Except as explicitly stated in paragraph 1 and 2 above, all of the other provisions, terms and conditions of the Transfer Agreement remain unchanged.

Dated the 29th day of May, 1997.

                              COSTCO COMPANIES, INC.

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              PRICE ENTERPRISES, INC.

                              By:
                                   ----------------------------

                                      1
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                                   Name:
                                   Title:

                              THE PRICE COMPANY

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              PRICE COSTCO INTERNATIONAL, INC.

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              COSTCO WHOLESALE CORPORATION

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              PRICE GLOBAL TRADING, L.L.C.

                              By:
                                   ----------------------------
                                   Name:

                                   Title:

                                      3
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                              PRICE QUEST, L.L.C.

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              PQI, INC.

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                                      4